UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 9, 2022, Reed’s, Inc., a Delaware corporation (“we”, “our”, “Reed’s” or the “Company”), entered into a Note Purchase Agreement with certain institutional investors pursuant to which the investors agreed to purchase, and we agreed to issue and sell in a private placement, $11,250,000 of secured convertible promissory notes (“Notes”). We also granted the investors an option to purchase up to an additional $12,000,000 aggregate principal amount of Notes, having identical terms (other than with respect to the issue date) to the initial Notes issued. The Note Purchase Agreement includes standard representations, warranties and covenants of Reed’s and the investors.

The Notes will mature on May 9, 2025. The Notes bear interest semiannually at a rate of 10% per annum, with 5% payable in cash and 5% payable “in kind” by adding such accrued and unpaid interest to the unpaid principal amount of the Notes. The Notes also have an amortization feature that may be elected at the request of the holders of majority of the Notes beginning in August 2022, which would require Reed’s to make monthly payments of $200,000 of the principal amount of Notes outstanding together with a partial interest make-whole payment on the amortized principal amount. Amortization payments and related interest make-whole payments are payable, at our election, in cash or, subject to certain limitations, in shares of common stock valued at a 10% discount to the 5-day volume-weighted average price.

The Notes are convertible at the option of the holder into shares of Reed’s common stock following the earlier of the date when the Nasdaq Stockholder Approval (as defined below) has been obtained and the date when holders of a majority of the Notes waive the requirement that we seek Nasdaq Stockholder Approval. The initial conversion rate of the Notes is 4.1503 shares per $1 of principal amount converted, subject to customary anti-dilution adjustments. Upon conversion, holders of the Notes are also entitled to receive an interest make-whole payment, which is payable, at our election, in cash or, subject to certain limitations, in shares of common stock valued at a 10% discount to the 5-day volume-weighted average price.

Notwithstanding the foregoing, our ability to settle conversions and make amortization and interest make-whole payments using shares of our common stock is subject to certain limitations set forth in the Notes, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved (i) the issuance of more than 19.9% of the Company’s outstanding shares of common stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”) and (ii) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock. The Company has agreed to seek stockholder approval of these matters at a meeting to be held prior to August 31, 2022. Further, the Notes contain a beneficial ownership limitation as to each holder of 9.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of, or as part of any amortization payment or interest make-whole payment under, the Notes.

The Notes contain customary affirmative and negative covenants and events of default. The Notes are secured by substantially all of our assets (including all our intellectual property) and are subject to a Collateral Sharing Agreement with Alterna Capital Solutions, LLC, our existing secured lender. Further, covenants in the Notes permit us to incur up to $6,000,000 of indebtedness under the ABL documents, which can grow by an additional $10,000,000 depending on principal amount of Notes converted.

Reed’s also entered into a Registration Rights Agreement with the holders, pursuant to which Reed’s agreed to file a registration statement to register for resale shares issuable upon conversion of the Notes or as an interest or amortization payment within 45 days of the closing of the private placement. We are subject to penalties and additional interest payments in the event we do not meet certain filing requirements and deadlines set forth in the Registration Rights Agreement.

The gross proceeds to Reed’s from the private placement, before deducting placement agent fees and other offering expenses, are approximately $11,100,000. We intend to use the net proceeds to repay a portion of outstanding borrowings under the Company’s existing ABL facility and for general working capital purposes.

Odeon Capital Group, LLC acted as the exclusive placement agent for offering. We agreed to pay placement agent fees in the aggregate amount of 6.6% of the gross proceeds received by us.

The foregoing descriptions of the Notes, the Note Purchase Agreement, the Registration Rights Agreement and the Collateral Sharing Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the private placement are incorporated by reference into this Item 3.02. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and instead were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act on the basis that there was no public offering.

Item 8.01	Other Information.

On May 10, 2022, the Company issued a press release announcing the private placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Secured Convertible Promissory Note issued May 9, 2022
10.1	Note Purchase Agreement dated May 9, 2022
10.2	Registration Rights Agreement dated May 9, 2022
10.3	Collateral Sharing Agreement dated May 9, 2022
99.1	Press Release dated May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: May 10, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer